UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 23, 2012

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 100, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SecureAlert, Inc. (the “Registrant”) announced that John L. Hastings III has resigned as President, Chief Executive Officer, Chief Operating Officer and as a Director.  Mr. Hastings is leaving on good terms with the Registrant.  Mr. Hastings resignation is effective as of October 23, 2012.  The Board of Directors formed an Executive Committee comprised of directors George Schmitt and Winfried Kunz to fulfill the duties of Chief Executive Officer during the interim until a new Chief Executive Officer is hired by the Registrant.

Mr. Schmitt is CEO of MBTH Technology Holdings.  He has held this position since December, 2010.  Mr. Schmitt is also the lead director and board member of XG Technology, Inc. (XGT:London), a public company whose securities trade on the London Stock Exchange.  Mr. Schmitt previously served as a director of Keatrox and as a principal of Cybergate Nevada and Sierra Sunset II.  Mr. Schmitt was previously CEO and a director of espire communications which filed Chapter 11 bankruptcy 10 years ago.  Mr. Schmitt was previously a director of Omnipoint Communication Services (NASDAQ: OMPT).  Mr. Schmitt is currently a director of the following companies: MBTH, LLC, a privately held company, Calient Technologies, a privately held company, Kentrox, Inc. a privately held corporation, and TeleATL AS, a Dutch corporation.  In addition, Mr. Schmitt has previously served as Financial Vice President of Pacific Telesis and chaired the audit committee of Objective Systems Integrations and TeleATLAS.  Mr. Schmitt received an M.S. in Management from Stanford University, where he was a Sloan Fellow, and a B.A. in Political Science from Saint Mary’s College.

Mr. Kunz is a citizen of Switzerland and has studied Business Administration and Economics from 1984 -1989 at the Universities in Munich and Cologne.  In 1985 he started working as a system analyst and from 1987 – 1998 as a management consultant for German, British and American companies in the information technology business, where he served in executive positions.  Mr. Kunz worked as an executive at Precision Software Ltd., Contract Software International Inc., and Symantec Corp.  For more than 15 years Mr. Kunz has worked as an independent consultant and managing partner of Asecon GmbH a company he founded in 1997, developing and implementing investor innovative business models for residential properties with a focus in Munich for his own portfolio and for third parties.  For more than 10 years he has been a consultant to JK Wohnbau GmbH, a Munich-based real estate developer, where he served as COO from 2009 until the company’s initial public offering in 2010.  For the last two years, Mr. Kunz has worked with SecureAlert as an investor.

Item 9.01    Exhibits.

99.1  Press Release dated October 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

	By:	/s/ Chad Olsen
Dated: October 29, 2012		Chad Olsen, CFO